SUPPLEMENT TO THE

SECOND AMENDED AND RESTATED SUPERVISION AND ADMINISTRATION

AGREEMENT

PIMCO Equity Series

650 Newport Center Drive

Newport Beach, California 92660

November 20, 2024

Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

RE: PIMCO REALPATH® Blend 2070 Fund (the “Fund”)

Dear Sirs and Madams:

This will confirm the agreement between the undersigned (the “Trust”) and Pacific Investment Management Company LLC (the “Administrator”) as follows:

1.

This Trust is an open-end investment company organized as a Delaware statutory trust, and consisting of such investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest of the Trust is offered to investors with respect to each investment portfolio. The Fund is a separate investment portfolio of the Trust.

2.

The Trust and the Administrator have entered into a Second Amended and Restated Supervision and Administration Agreement (the “Agreement”) dated February 29, 2012, pursuant to which the Trust has employed the Administrator to provide supervisory and administrative services to the Trust as set forth in that Agreement.

3.

As provided in paragraph 1 of the Agreement, the Trust hereby adopts the Agreement with respect to the Fund and the Administrator hereby acknowledges that the Agreement shall pertain to the Fund, the terms and conditions of such Agreement being hereby incorporated herein by reference.

4.

Subject to the approval of the Trust’s Board of Trustees, the Trust consents to the Administrator’s delegation of some or all of its responsibilities under the Agreement with respect to the Fund to a qualified party or parties. Such delegation shall be evidenced by a written agreement to which the Trust need not be a party but which shall be subject to Trustee review and approval. Nothing contained herein shall be deemed to limit in any way the Administrator’s ability to delegate its duties under the Agreement with respect to any other series of shares of the Trust.

5.

As provided in paragraph 5 of the Agreement and subject to further conditions as set forth therein, the Trust shall with respect to the Fund pay the Administrator a monthly fee calculated as a percentage (on an annual basis) of the average daily value of net assets of the Fund during the preceding month, at a rate of 0.02% for Institutional Class and at a rate of 0.22% for Class A.

6.

The Trust and the Administrator hereby agree to amend the Agreement as of the date hereof to add the Fund to Schedule A and to make other ministerial edits. Accordingly, the current Schedule A is replaced with the new Schedule A attached hereto.

7.

This Supplement and the Agreement shall become effective with respect to the Fund and each class thereof on November 20, 2024 and shall remain in effect with respect to the Fund and each class thereof, unless sooner terminated as provided herein, for a period not to exceed one year from the effective date and shall continue thereafter on an annual basis with respect to the Fund and each class thereof provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Fund or the Board of Trustees of the Trust, and (b) by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Trust or the Administrator, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated with respect to the Fund and each class thereof at any time, without the payment of any penalty: (i) by a vote of a majority of the entire Board of Trustees of the Trust or by a majority of the outstanding voting shares of the Fund and each class thereof, as applicable, or, with respect to a particular class of the Fund, by a vote of a majority of the outstanding shares of such class, on 60 days’ written notice to the Administrator; or (ii) after the initial period commencing on the effective date, by the Administrator at any time on 60 days’ written notice to the Trust. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

If the foregoing correctly sets forth the agreement between the Trust and the Administrator, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO EQUITY SERIES

By:	/s/ Bijal Y. Parikh
Title: Treasurer

ACCEPTED

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Peter G. Strelow
Title: Managing Director, Co-Chief Operating Officer

Schedule A

Schedule to the Second Amended and Restated Supervision and Administration Agreement

PIMCO Equity Series

As of November 20, 2024

Institutional and Administrative Classes - Supervisory and Administrative Fee Rates (%)

Fund	Core	Other
	Expenses[1]	Expenses	Total
PIMCO Dividend and Income Fund	0.10	0.15	0.25
PIMCO RAE Emerging Markets Fund	0.10	0.15	0.25
PIMCO RAE Global ex-US Fund	0.10	0.05	0.15
PIMCO RAE International Fund	0.10	0.10	0.20
PIMCO RAE US Fund	0.10	0.05	0.15
PIMCO RAE US Small Fund	0.10	0.05	0.15
PIMCO REALPATH® Blend Income Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2025 Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2030 Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2035 Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2040 Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2045 Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2050 Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2055 Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2060 Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2065 Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2070 Fund	0.02	0.00	0.02

1 Core Expenses includes custody, portfolio accounting and tax preparation expenses.

Schedule A

Schedule to the Second Amended and Restated Supervision and Administration Agreement

PIMCO Equity Series

As of November 20, 2024

Class I-2 – Supervisory and Administrative Fee Rates (%)

Fund	Core	Other
	Expenses[1]	Expenses	Total
PIMCO Dividend and Income Fund	0.10	0.25	0.35
PIMCO RAE Emerging Markets Fund	0.10	0.25	0.35
PIMCO RAE Global ex-US Fund	0.10	0.15	0.25
PIMCO RAE International Fund	0.10	0.20	0.30
PIMCO RAE US Fund	0.10	0.15	0.25
PIMCO RAE US Small Fund	0.10	0.15	0.25

1 Core Expenses includes custody, portfolio accounting and tax preparation expenses.

Schedule A

Schedule to the Second Amended and Restated Supervision and Administration Agreement

PIMCO Equity Series

As of November 20, 2024

Class I-3 – Supervisory and Administrative Fee Rates (%)

Fund	Core	Other
	Expenses[1]	Expenses	Total
PIMCO Dividend and Income Fund	0.10	0.35	0.45
PIMCO RAE US Fund	0.10	0.25	0.35

1 Core Expenses includes custody, portfolio accounting and tax preparation expenses.

Schedule A

Schedule to the Second Amended and Restated Supervision and Administration Agreement

PIMCO Equity Series

As of November 20, 2024

Classes A and C - Supervisory and Administrative Fee Rates (%)

Fund	Core Expenses[1]	Other Expenses	Total
PIMCO Dividend and Income Fund	0.10	0.25	0.35
PIMCO RAE Emerging Markets Fund (Class A)	0.10	0.25	0.35
PIMCO RAE Global ex-US Fund (Class A)	0.10	0.15	0.25
PIMCO RAE International Fund (Class A)	0.10	0.20	0.30
PIMCO RAE US Fund (Class A)	0.10	0.20	0.30
PIMCO RAE US Small Fund (Class A)	0.10	0.20	0.30
PIMCO REALPATH® Blend Income Fund (Class A)	0.10	0.12	0.22
PIMCO REALPATH® Blend 2025 Fund (Class A)	0.10	0.12	0.22
PIMCO REALPATH® Blend 2030 Fund (Class A)	0.10	0.12	0.22
PIMCO REALPATH® Blend 2035 Fund (Class A)	0.10	0.12	0.22
PIMCO REALPATH® Blend 2040 Fund (Class A)	0.10	0.12	0.22
PIMCO REALPATH® Blend 2045 Fund (Class A)	0.10	0.12	0.22
PIMCO REALPATH® Blend 2050 Fund (Class A)	0.10	0.12	0.22
PIMCO REALPATH® Blend 2055 Fund (Class A)	0.10	0.12	0.22
PIMCO REALPATH® Blend 2060 Fund (Class A)	0.10	0.12	0.22
PIMCO REALPATH® Blend 2065 Fund (Class A)	0.10	0.12	0.22
PIMCO REALPATH® Blend 2070 Fund (Class A)	0.10	0.12	0.22

1 Core Expenses includes custody, portfolio accounting and tax preparation expenses.

Schedule A

Schedule to the Second Amended and Restated Supervision and Administration Agreement

PIMCO Equity Series

As of November 20, 2024

Class R - Supervisory and Administrative Fee Rates (%)

Fund	Core Expenses[1]	Other Expenses	Total
PIMCO REALPATH® Blend Income Fund	0.10	0.17	0.27
PIMCO REALPATH® Blend 2030 Fund	0.10	0.17	0.27
PIMCO REALPATH® Blend 2035 Fund	0.10	0.17	0.27
PIMCO REALPATH® Blend 2040 Fund	0.10	0.17	0.27
PIMCO REALPATH® Blend 2045 Fund	0.10	0.17	0.27
PIMCO REALPATH® Blend 2050 Fund	0.10	0.17	0.27
PIMCO REALPATH® Blend 2055 Fund	0.10	0.17	0.27

1 Core Expenses includes custody, portfolio accounting and tax preparation expenses.